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                                                                    EXHIBIT 10.4


                         AMERICAN RETIREMENT CORPORATION

                      OFFICERS' INCENTIVE COMPENSATION PLAN

                                 JANUARY 1, 1997



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                                    ARTICLE I

                                   DEFINITIONS

As used herein, the following words and phrases shall have the meaning indicated unless otherwise defined or required by the context:


ADMINISTRATOR OR PLAN ADMINISTRATOR shall mean, with respect to the Plan, American Retirement Corporation ( the "Employer"), actions of which will be undertaken by the Chairman and the Compensation Committee of the Employer's Board of Directors.

BENEFICIARY shall mean the designated recipient or recipients who shall receive any benefits payable under the Plan upon the death of a Participant. If a beneficiary has not been designated, the Administrator shall, upon the death of the Participant, pay any benefit payable under the Plan to the Participant's estate.

BREAK IN EMPLOYMENT shall mean an interruption in continuous employment which shall be defined as a Plan Year during which an Employee has not been credited with at least ninety (90) days of employment.

BASE COMPENSATION shall mean the salary from the Employer, exclusive of any other form of compensation and salary deferral (but unreduced by any Employee contribution to any pension plan sponsored by the Employer), of the Participant which is attributable to the period of his/her participation in the Plan for each Plan Year.

EARNINGS PER SHARE shall mean the reported earnings before extraordinary items relative to each share of common stock as reported in the Company's audited financial statements.

EFFECTIVE DATE shall mean the effective date of the Plan which shall be January 1, 1997.


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EMPLOYER Shall mean American Retirement Corporation, a Tennessee corporation with its principal place of business in Brentwood, Tennessee, its successors and assigns, and any subsidiary authorized by the Board of Directors of American Retirement Corporation to participate in this Plan with respect to its employees.

EMPLOYMENT shall mean the employment relationship as an Employee of the Employer.

OFFICER shall mean an individual employed by the Employer and elected to an Officer position by the Board of Directors.

PARTICIPANT shall mean any Officer who becomes a Participant hereunder as provided in Article II.

PLAN shall mean the American Retirement Corporation Officer's Incentive Compensation Plan.

PLAN YEAR shall mean the twelve month period ending on December 31st; the initial Plan Year shall commence on January 1, 1997. The Employer may change the consecutive twelve month period which comprises the Plan Year at its discretion prior to the beginning of any Plan Year.



                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION


SECTION 2.01 - ELIGIBILITY. Officers eligible to participate in the Plan shall include the following officers of the Employer: (i) Chairman and Chief Executive Officer, (ii) President and Chief Operating Officer, (iii) any Executive Vice President, (iv) any Senior Vice President and, (v) any Vice President provided that any Employee otherwise eligible must also be approved to participate by the Plan Administrator (the "Eligible Employees").

SECTION 2.02 - ENTRY AND PARTICIPATION. An Officer shall become a Participant upon the later of either of his/her Officer election or the Effective Date.

SECTION 2.03 - NOT A CONTRACT. The Plan shall not be deemed to constitute a contract between the Employer and an Employee; neither shall it be a consideration nor an inducement for the Employment of any Employee. No provisions of the Plan shall be deemed to abridge or limit any managerial right of the employer, give any Employee the right to be retained in Employment, or to interfere with the right of the Employer to discharge any Employee at any time regardless of the effect which such discharge may


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have upon him/her as a Participant. By his/her act of participation in the Plan, each Participant on behalf of him/herself, his/her heirs assigns and Beneficiary shall be deemed conclusively to have agreed to and accepted the terms and conditions of the Plan.

SECTION 2.04 - TERMINATION. A Participant shall cease to be a Participant in the Plan as of the effective date of the Participant's termination of Employment. In the event that a Participant's date of termination is after the last day of a Plan Year and before the date of the Incentive Compensation Payment, the Participant shall not be eligible for an Incentive Compensation Payment for the Plan Year preceding his/her date of termination.

SECTION 2.05 - EMPLOYER'S RIGHT TO TERMINATE PLAN. Notwithstanding anything contained herein to the contrary, the Employer retains the right to terminate or suspend the Plan at any time, in accordance with the direction of the Employer's Board of Directors, at which time the Employer shall have no liability to Participants for payment of Incentive Compensation Payments which would have otherwise accrued during a Plan Year during which the Plan was terminated or suspended by the Employer.




                                   ARTICLE III

                         DETERMINATION OF BONUS PAYMENTS

SECTION 3.01 - INCENTIVE COMPENSATION PAYMENT. Incentive Compensation Payments, if any, shall be determined for each Participant for each Plan Year. The Plan shall be divided into two (2) parts, Part A and Part B. Part A and Part B Incentive Compensation shall add to a total maximum potential of 100% of Base Salary. The Officers shall have a maximum percentage of Base Salary per the table below:

                                             Maximum Bonus as a %
                                             Of Base Compensation

           (1) Chairman and CEO                       100
           (2) President and COO                      100
           (3) Executive Officers                     100
           (4) Senior Officers                        100
           (5) Officers                               100






The Incentive Compensation calculations will be subject to the following parameters:


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          (1)  Earnings per Share that fall below 90% of targeted EPS, as approved by the Compensation Committee of the Board of Directors, will result in no Incentive Compensation payment to any of the Participants.

          (2) OFFICER INCENTIVE COMPENSATION PART A -- Earnings per Share which are between 90% and 100% of targeted EPS will result in the following:

                    (a) Part A Incentive Compensation shall equal up to 60% of Base Salary if EPS equals or exceeds 100% of targeted EPS. Part A Incentive Compensation potential shall equal 20% of Base Salary at 90% of EPS target. Between 90% and 100% of targeted EPS, Part A Incentive Compensation potential shall be prorated between 20% and 60% of Base Salary. (i.e. EPS at 95% of target results in a Incentive Compensation potential of 40% of Base Salary).

                    (b) Each Participant's realization of Incentive Compensation potential shall be determined by measurement of individual performance against approved objectives.

          (2) OFFICER INCENTIVE COMPENSATION PART B -- Earnings per Share which exceed the EPS Part A target shall result in the following:

                    (c) Part B Incentive Compensation potential equals 40% of Base Salary

                    (d) A Part B EPS target will be established and approved by the Compensation Committee.

                    (e) Part B Incentive Compensation will be prorated for EPS between the Part A target and the Part B target with full potential being realized when EPS meets or exceeds the Part B target.

                    (f) Part B Incentive Compensation is not subject to individual performance against objectives.

          (4) Incentive Compensation payments shall be disbursed to the Officers within ten (10) days after the audited financial statements have been reviewed and approved by the Audit Committee of the Board of Directors and performance measurements and incentive calculations have been reviewed and approved by the Compensation Committee of the Board of Directors.

SECTION 3.02 - UNANTICIPATED CIRCUMSTANCES. Notwithstanding anything contained herein to the contrary, the Compensation Committee, subject to Board of Directors Approval, retains the right to change the method of determination of Incentive Compensation to account for circumstances which were not anticipated at the time of the Plan design or establishment of annual targets and objectives.

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